Amended and Restated Schedule A
to Class A Distribution Plan

Schedule A

FIRST INVESTORS TAX EXEMPT FUNDS
California Tax Exempt Fund
Connecticut Tax Exempt Fund
Massachusetts Tax Exempt Fund
Michigan Tax Exempt  Fund
Minnesota Tax Exempt Fund
New Jersey Tax Exempt Fund
New York Tax Exempt Fund
North Carolina Tax Exempt Fund
Ohio Tax Exempt Fund
Oregon Tax Exempt Fund
Pennsylvania Tax Exempt Fund
Virginia Tax Exempt Fund
Tax Exempt Income Fund
Tax Exempt Opportunities Fund

[Schedule updated: September 4, 2012]